NUMBER

SHARES

COASTAL PACIFIC MINING CORP.

INCORPORATED UNDER THE BUSINESS

CORPORATIONS ACT OF THE PROVINCE OF ALBERTA

THIS IS TO CERTIFY THAT                               is the registered owner of                      fully paid and non-assessable Common shares, without par value, in the capital of the corporation.

In WITNESS whereof, the SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICER(S) THIS               DAY OF                       ,                .

President

Secretary